UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2018

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Vassar Street, Suite 1A Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2018 (the “Closing Date”), Rubius Therapeutics, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Solar Capital Ltd. as collateral agent (the “Agent”) for the lenders party thereto (the “Lenders”) for an aggregate principal amount of $75,000,000, which amount is to be funded in three tranches of term loans of $25,000,000 each. The initial tranche was funded on the Closing Date of the Loan Agreement. The second tranche is available to be funded at the Company’s election on or before June 30, 2019, subject to certain conditions including the satisfaction of certain financial covenants. The third tranche is available to be funded at the Company’s election on or before June 30, 2020, subject to certain conditions including the Food and Drug Administration’s acceptance of at least one of the Company’s investigational new drug applications and the satisfaction of certain financial covenants. Borrowings under the Loan Agreement are collateralized by substantially all of the Company’s assets, excluding intellectual property.

Interest on the outstanding loan balance will accrue at a rate of the one month U.S. LIBOR rate plus 5.50%. Monthly principal payments will commence 36 months after the Closing Date and will be amortized over the following 24 months.  Certain fees are due to the lender on the Closing Date, upon prepayment of the loan, upon the final maturity of the loan and in connection with certain specified events.

The Loan Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default. Upon the occurrence of an event of default, a default interest rate of an additional 4.00% per annum may be applied to the outstanding loan balances, and the Agent may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the Loan Agreement and under applicable law.

The foregoing is a summary of the terms of the Loan Agreement and does not purport to be complete and is qualified in its entirety by the full terms and conditions of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the entry into the Loan Agreement, the Company repaid in full all outstanding indebtedness and terminated all commitments under its Loan and Security Agreement with Pacific Western Bank (the “PWB Loan Agreement”), dated as of November 20, 2015, as amended.  The aggregate principal amount of the loan outstanding under the PWB Loan Agreement was $5.5 million at the time of repayment. The Company did not incur any penalties as a result of the foregoing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement between Rubius Therapeutics, Inc. and Solar Capital Ltd. dated December 21, 2018.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Loan and Security Agreement between Rubius Therapeutics, Inc. and Solar Capital Ltd. dated December 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Andrew M. Oh
Andrew M. Oh
Chief Financial Officer